EXHIBIT 10.14

CAPITAL CONTRIBUTION AGREEMENT

THIS CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 30, 2004, is made among BANK OF AMERICA, N.A. (the “Lender”), TRX, Inc., a Georgia corporation (the “Borrower”), and BCD HOLDINGS N.V., a corporation organized under the laws of the Netherlands Antilles (the “Parent”). All terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement described below. Without limitation of the foregoing, each reference to “Dollars” or “$” shall mean lawful money of the United States of America.

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide to the Borrower a $10,000,000 senior secured revolving credit facility with a letter of credit sublimit pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender;

WHEREAS, the Secured Parties may from time to time enter into Related Credit Arrangements for the benefit of the Borrower and/or its Subsidiaries; and

WHEREAS, the Lender is unwilling to make the Credit Extensions from time to time pursuant to the Credit Agreement and the Secured Parties are unwilling to enter into the Related Credit Arrangements from time to time unless the Borrower and the Parent enter into this Agreement;

NOW, THEREFORE, in order to induce the Lender to make the Credit Extensions from time to time and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Capital Contribution. (a) The Parent hereby unconditionally, absolutely, continually and irrevocably agrees with the Lender that, upon the election of the Lender following the occurrence of an Event of Default (as defined below), it will from time to time make a cash capital contribution to the Borrower (each a “Capital Contribution”) in an amount equal to the lesser of $2,500,000 and the Maximum Contribution Amount (as defined below). Each such Capital Contribution shall be paid by the Parent to the Borrower in Dollars and in immediately available funds without deduction, setoff, recoupment or counterclaim on or before 12:30 P.M., Atlanta, Georgia time on the fifteenth (15th) day following delivery by the Lender of the Notice of Election (as defined below), such payment to be made to such address or account of the Borrower located within the United States of America as the Lender may specify in its Notice of Election (any amount not paid by the time or in the manner provided for herein shall bear interest until paid in full at the Default Rate). Such capital contribution may be in the form of equity or Permitted Parent Subordinated Indebtedness.

(b) The Borrower hereby unconditionally, absolutely, continually and irrevocably agrees with the Lender that it shall, immediately upon receipt of any Capital Contribution from the Parent, use, or cause to be used, 100% of the proceeds of such Capital Contribution in accordance with Section 2.04(c) of the Credit Agreement.

(c) Any Capital Contribution that is received by the Borrower or any other Subsidiary of the Parent shall be held in trust by such recipient, shall be segregated from other funds of such recipient, and shall, promptly upon receipt thereof, be applied as required by this Agreement and Section 2.04(c) of the Credit Agreement.

(d) As used herein, “Event of Default” means any of the following: (i) the occurrence of an Event of Default (as defined in the Credit Agreement); (ii) if there shall occur any default under the terms applicable to any indebtedness (including guarantees of indebtedness) of Parent or any of its subsidiaries in a principal amount greater than $2,000,000 and such default shall (x) consist of the failure to pay any portion of the principal of such indebtedness or interest thereon when due or within any applicable grace period, or (y) cause the holder of such indebtedness to accelerate the maturity thereof; (iii) the Parent shall fail to perform any of the covenants, agreements or other obligations required of it in this Agreement; (iv) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Parent herein, or in any document delivered in connection herewith, shall be incorrect or misleading when made or deemed made; (v) the Parent or any of its subsidiaries institutes or consents to the institution of any proceeding under any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of any applicable jurisdiction (“Debtor Relief Laws”), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person (as hereinafter defined) and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (vi)(A) the Parent or any subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (B) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (vii) there is entered against the Parent or any subsidiary (A) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (B) any non-monetary final judgment that has, or could reasonably be expected to have a material adverse effect and, in either case, (I) enforcement proceedings are commenced by any creditor upon such judgment or order, or (II) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(e) As used herein, “Maximum Contribution Amount” at any time means $5,000,000, reduced by the aggregate amount of Capital Contributions theretofore made and applied as required by Section 1(b) (other than amounts that are rescinded or restored for any reason).

(f) As used herein, “Notice of Election” means the written notice by the Lender addressed to the Parent at the address of the Parent set forth beneath its signature on the signature page to this Agreement in which the Lender states (i) that an Event of Default has occurred, (ii) it is electing to require a Capital Contribution hereunder, and (iii) the location of (and if applicable the funds transmittal information for) the account to which the Capital Contribution is to be made; provided, that an Event of Default that exists on the date a Notice of Election is delivered may not be used as a basis for a subsequent Notice of Election.

2. Absolute Rights and Obligations. The Parent’s obligations under this Agreement shall be absolute and unconditional irrespective of, and the Parent hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Agreement by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Parent’s obligations, the Borrower’s obligations under the Loan Documents, or any guaranty of any of the Borrower’s obligations under the Loan Documents (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any declaration or other occurrence of a default or Event of Default with respect to, or acceleration of the maturity of, any of the Borrower’s obligations under the Loan Documents or of any other obligations or liabilities of any person or entity (each, a “Person”) under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower’s obligations under the Loan Documents, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of any party to a Related Agreement, or the combination or consolidation of any party to a Related Agreement into or with another Person or any transfer or disposition of any assets of the Borrower or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under, the Credit Agreement or any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower’s obligations under the Loan Documents or of any other obligations or liabilities of any Person under any of the Related Agreements;

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower’s obligations under the Loan Documents or any of the obligations or liabilities of any party to any other Related Agreement;

(i) the performance or financial condition of the Borrower; and

(j) any other circumstance whatsoever (with or without notice to or knowledge of the Parent) which may or might in any manner or to any extent vary the risks of the Parent, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety of the Parent.

It is the express purpose and intent of the parties hereto that this Agreement and the Parent’s obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

3. Subordination. Until this Agreement is terminated in accordance with Section 19 hereof, the Parent hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to the Parent from the Borrower, to the payment in full of the Borrower’s obligations under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of any failure to pay or perform any obligation hereunder, be collected and, upon request by the Lender, paid over forthwith to the Lender, and, after such request and pending such payment, shall be held by the Parent as agent and bailee of the Lender separate and apart from all other funds, property and accounts of the Parent.

4. Suits. In the event any Capital Contribution or other payment required to be made hereunder shall not be made in full when due, the Lender may proceed to suit against the Parent. At the election of the Lender, one or more and successive or concurrent suits may be brought hereon by the Lender against the Parent, whether or not suit has been commenced against the Borrower, or any other Person and whether or not the Lender has taken or failed to take any other action to collect all or any portion of the Borrower’s obligations under the Loan Documents or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower’s obligations under the Loan Documents, and irrespective of any event, occurrence, or condition described in Section 2 hereof.

5. Set-Off and Waiver. The Parent hereby waives any right to assert against the Borrower or the Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Parent may now or at any time hereafter have against the Borrower or the Lender without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Parent. The Parent agrees that the Lender shall have a lien for all the Parent’s obligations hereunder upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to the Lender or otherwise in the possession or control of the Lender for any purpose for the account or benefit of the Parent, including any balance of any deposit account or of any credit of the Parent with the Lender, whether now existing or hereafter established, and hereby authorizes the Lender from and after the occurrence of any default in the performance, observance or fulfillment of any obligation or liability hereunder at any time or times with or without prior notice to set off and apply such balances or any part thereof to such of the Parent’s obligations to the Lender hereunder then due.

6. Waiver of Notice; Subrogation.

(a) The Parent hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Agreement; (ii) the Lender heretofore, now or from time to time hereafter making Credit Extensions to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 2 hereof, including but not limited to the benefits of Official Code of Georgia Annotated §§10-7-24 and 11-3-601 or any similar statute. The Parent agrees that the Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Parent from its obligations hereunder, and the Parent hereby consents to each and all of the foregoing events or occurrences.

(b) The Parent hereby agrees that payment or performance by the Parent of its obligations under this Agreement may be enforced by the Lender without the Lender being required to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower, or (ii) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Lender or other party to a Related Agreement by any Borrower, or any other Person on account of the Borrower’s obligations under the Loan Documents or any guaranty thereof, and Parent hereby expressly waives to the maximum extent permitted by law any right that it may have to require the Lender to do any of the foregoing.

7. Effectiveness; Enforceability. This Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 19 hereof. Any claim or claims that the Lender may at any time hereafter have against the Parent under this Agreement may be asserted by written notice directed to the Parent in accordance with Section 21 hereof.

8. Representations and Warranties. The Parent warrants and represents to the Lender that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Agreement, and all necessary authority has been obtained; (ii) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement have been obtained or made and are in full force and effect; (v) by virtue of its relationship with Borrower, the execution, delivery and performance of this Agreement is for the direct benefit of the Parent and it has received adequate consideration for this Agreement; and (vi) the financial information that has been reviewed by the Lender with respect to the Parent is complete and correct in all respects and accurately presents the financial condition and the operating results of the Parent and since the date of the most recent financial statements reviewed by Lender, there has been no material adverse change in the financial condition or operating results of the Parent.

9. Covenants. (a) General. Until this Agreement is terminated in accordance with Section 19 hereof, the Parent agrees that, unless the Lender otherwise consents in advance in writing:

(i) Maintenance of Corporate Existence, Etc. The Parent will at all times do or cause to be done all things necessary to maintain and preserve its corporate existence and the corporate existence of each subsidiary of the Parent, including without limitation the Borrower, and maintain, preserve and renew its and their licenses, patents and franchises material to the conduct of the business of the Parent and such subsidiaries taken as a whole, provided that nothing contained in this Section 9(a)(i) shall (A) require the Parent or any such subsidiary to maintain, preserve or renew any license, patent or franchise not necessary or desirable in the conduct of its business, (B) prohibit the Parent from terminating the corporate existence of a subsidiary (other than the Borrower) if in the reasonable opinion of the Parent such termination is in the best interests of the Parent and is not disadvantageous to the Lender and such termination has been approved by the Board of Directors (or equivalent governing body) of the Parent, or (C) prohibit a consolidation or merger by one subsidiary with, or a conveyance, transfer or lease by one subsidiary to, the Parent or another subsidiary (other than any transaction in which the Borrower is not the surviving Person or in which all or any material portion of the assets of the Borrower are conveyed to any other Person).

(ii) Financial Statements, Etc. The Parent will furnish to the Lender: (A) on or before May 15, 2005, and on or before May 15 of each subsequent year, a consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of the immediately preceding fiscal year and the related consolidated statements of operations and sources of funds of the Parent and its consolidated subsidiaries for such fiscal year, prepared in conformity with generally accepted accounting principles consistently applied (except as disclosed in the notes thereto) audited by and accompanied by a report of independent accountants reasonably acceptable to Lender, all such statements to be reviewed and discussed by officers of the Lender (who may take notes with respect thereto) together in person with officers of the Parent and then retained by the Parent but not by the Lender; (B) concurrently with the delivery of the financial statements furnished pursuant to Section 9(a)(ii)(A) and also within 45 days after the end of each quarter (except the last quarter) of each fiscal year of the Parent, an officer’s certificate of the Chief Financial Officer of the Parent, (x) containing statements and calculations, as applicable, in detail reasonably satisfactory to Lender of the Parent’s consolidated total assets, total debt, liquidity, consolidated operating income, consolidated EBITDA and ratio of debt to EBITDA (each of which shall be reported and calculated on a basis consistent with the determination thereof presented in the Parent’s 2003 annual consolidated financial statements), and (y) certifying that the signer has reviewed, or caused to be reviewed by persons under his or her supervision, the relevant terms of this Agreement and has made, or caused to be made under his supervision, a review of the transactions and financial condition and operating results of the Parent and its consolidated subsidiaries during the preceding fiscal quarter, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of a default hereunder or, if any such a default existed or exists, specifying the nature and period of existence thereof and what action the Parent has taken or is taking or proposed to take with respect thereto; (C) on or before February 15, 2005, and on or before February 15 of each subsequent year, an estimate of the quarterly financial statements and data referenced in (B) above, all with respect to the last fiscal quarter of the fiscal year most recently completed; and (D) with reasonable promptness, such other information relating to the Parent or any of its subsidiaries as the Lender may from time to time reasonably request.

(iii) Inspections, Etc. The Parent will permit any authorized representative of the Lender, upon reasonable prior notice, to visit and discuss with the Parent’s officers the financial condition of the Parent and the Parent’s ability to comply with its obligations hereunder, all at such reasonable times and intervals as the Lender may reasonably request; provided, however, that when an Event of Default exists the Lender may do any of the foregoing at the expense of the Parent at any time during normal business hours and without advance notice.

(b) Merger, Consolidation. The Parent shall not consolidate with or merge into any other Person, unless it is the Person surviving such transaction, or convey, transfer or lease all or substantially all of its assets as an entirety (whether by one transaction or a series of related transactions) to any Person, nor shall it cause, permit or allow the Borrower to do any of the foregoing or to dissolve, liquidate or otherwise cease or change its corporate existence.

10. Expenses. The Parent agrees to be liable for the payment of all reasonable fees and expenses, including attorneys’ fees, incurred by the Lender in connection with the enforcement of this Agreement, whether or not suit be brought.

11. Reinstatement. The Parent agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, at any time and to the extent any Capital Contribution made by the Parent to the Borrower is rescinded or must be restored for any reason.

12. Reliance. The Parent represents and warrants to the Lender, that: (a) the Parent has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Agreement (“Other Information”), and has full and complete access to the Borrower’s books and records and to such Other Information; (b) the Parent is not relying on the Lender or its employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) the Parent has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Agreement; (d) the Parent has relied solely on the Parent’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Agreement and is fully aware of the same; and (e) the Parent has not depended or relied on the Lender or its employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to the Parent’s decision to provide this Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Parent agrees that the Lender has no duty or responsibility whatsoever, now or in the future, to provide to the Parent any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if the Parent receives any such information from any such Person or its or their employees, directors, agents or other representatives or affiliates, the Parent will independently verify the information and will not rely on such Person or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

13. Survival. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein.

14. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than with the express written consent of the Parent and the Lender.

15. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that the Parent shall not be permitted to assign any of its rights, powers, duties or obligations under this Agreement or any other interest herein without the prior written consent of the Lender. Without limiting the generality of the foregoing sentence of this Section 15, Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under this Agreement; and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted herein or otherwise. All references herein to the Lender shall include any successor thereof.

16. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

17. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Parent.

18. Indemnification and Limitation of Liability. The Parent agrees to indemnify and hold harmless the Lender, each of its affiliates each of their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) this Agreement or any of the transactions contemplated herein, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 18 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Parent, or any Borrower, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Parent agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its subsidiaries, security holders or creditors as a result for any action taken or not taken by it arising out of, related to or taken in connection with this Agreement or the consummation of the transactions contemplated hereby, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnitee, and in no event shall any Indemnitee be liable thereto for special, consequential, punitive or indirect damages. The agreements in this Section 18 shall survive payment of all of the obligations of the Parent hereunder, and the termination or expiration of this Agreement in any manner.

19. Termination. Subject to reinstatement pursuant to Section 11 hereof, this Agreement and all of the Parent’s obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the earlier to occur of (i) the full, final, and irrevocable payment and satisfaction of all of the Borrower’s obligations under the Loan Documents, and (ii) when $5,000,000 in the aggregate of Capital Contributions have been made and applied as required by this Agreement.

20. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Lender provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of each Credit Extension to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made in reliance upon the Parent’s undertakings pursuant to the terms hereof.

21. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to the Parent, at the address set forth on the signature page of this Agreement and (b) with respect to the other parties hereto, at the address established for the giving of notices to the such party in the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in the Credit Agreement.

22. Governing Law; Arbitration: Consent to Jurisdiction; Appointment of Agent for Service; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) ARBITRATION.

(i) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (“J.A.M.S.”), AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

(ii) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER’S DOMICILE AT THE TIME OF THE EXECUTION OF THE CREDIT AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

(iii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY

COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

(c) THE PARENT AGREES THAT SERVICE OF PROCESS MAY BE SERVED ON IT BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO THE PARENT IN EFFECT PURSUANT TO SECTION 21 HEREOF, OR ON TIM SEVERT, THE EXECUTIVE VICE PRESIDENT, ADMINISTRATION OF THE BORROWER (THE “DESIGNATED PARTY”), LOCATED AT 6 WEST DRUID HILLS DRIVE, ATLANTA, GA 30329, AND HEREBY APPOINTS THE DESIGNATED PARTY, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE PARENT IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE, OR IF MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF GEORGIA. IN THE EVENT THE DESIGNATED PARTY SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID OR SHALL CEASE TO HAVE AN OFFICE LOCATED IN DEKALB OR FULTON COUNTY, GEORGIA, THE PARENT SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT TO ACT AS AN AGENT FOR SERVICE OF PROCESS IN EITHER SUCH COUNTY AND STATE, AND ACCEPTABLE TO THE LENDER, AS THE PARENT’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE PARENT’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING. IN ANY LITIGATION IN CONNECTION WITH OR TO ENFORCE THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY ARBITRATION AWARD, THE PARENT IRREVOCABLY CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES LOCATED WITHIN THE STATE OF GEORGIA AND EXPRESSLY WAIVE ANY OBJECTIONS AS TO VENUE IN ANY SUCH COURTS. NOTHING CONTAINED HEREIN SHALL, HOWEVER, PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS WITHIN ANY OTHER STATE OR JURISDICTION OR FROM OBTAINING PERSONAL JURISDICTION BY ANY OTHER MEANS AVAILABLE UNDER APPLICABLE LAW.

23. Foreign Currency. If any claim arising under or related to this Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than U.S. Dollars (the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Lender in the place of the Lender’s choice at or about 8:00 a.m. on the date for determination specified above. The Parent shall indemnify the Lender and hold the Lender harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Parent. The obligations hereunder shall not be affected by any acts of any governmental authority affecting any Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where such Borrower is located.

24. Taxes. If Parent must make a Capital Contribution or other payment under this Agreement, Parent represents and warrants that it will make such payment from one of its U.S. resident offices so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, the Parent makes a payment under this Agreement to which withholding tax applies, and any taxes (other than taxes on net income of the Lender (a) imposed by the country or any subdivision of the country in which the Lender’s principal office or actual lending office is located and (b) measured by the United States taxable income the Lender would have received if all payments under or in respect of this Agreement were exempt from taxes levied by the Parent’s country), are at any time imposed on any payments under or in respect of this Agreement including, but not limited to, payments made pursuant to this Section 24, the Parent shall pay all such taxes and shall also pay to the Borrower or the Lender, as the case may be, on demand, all additional amounts which Lender specifies as necessary to preserve the after-tax yield the Borrower or the Lender, as applicable, would have received if such taxes had not been imposed.

25. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

PARENT:

BCD HOLDINGS N.V.

By:	/s/ C.E. Dip
C.E. Dip, Managing Director

By:	/s/ F.D. Leo
F.D. Leo, Managing Director

Address:	PLAZA ROI KATOCHI
KAYA FLAMBOYAN 3
CURACAO, NETHERLANDS ANTILLES

BORROWER: TRX, INC.

By:	/s/ Norwood H. Davis, III
	Name:	Norwood H. Davis, III
	Title:	President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Nancy S. Goldman
	Name:	Nancy S. Goldman
	Title:	Senior Vice President

CAPITAL CONTRIBUTION AGREEMENT

Signature Page